UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2008

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.             Entry into a Material Definitive Agreement.

On January 23, 2008, the Board of Directors of GFI Group Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, adopted an amended compensation policy for the Company’s non-executive directors.  The amended compensation policy will be effective beginning with fiscal year 2008.

Pursuant to the amended compensation policy, non-executive directors will be eligible to receive compensation comprised of: (i) a $50,000 annual retainer, (ii) $1,000 per board or committee meeting attended, (iii) chairperson fees, as described below, and (iv) an annual grant of restricted stock units, as described below.

The Chairperson of each board committee will receive fees for their services in the following amounts: the Chairperson of the Audit Committee will receive $20,000 per annum and the Chairperson of each of the other committees of the Board of Directors will receive $10,000 per annum.  In addition, the Lead Non-Executive Director of the Board shall receive $10,000 per annum.

The number of restricted stock units that will be granted annually will be determined by dividing $50,000 by the average of the closing prices of the Company’s common stock over the last two-week period in the month of grant.  Unless otherwise determined by the Compensation Committee, the date of grant shall be January 31st of each year and the units shall become unrestricted and vest on December 31 of each year.

The annual retainer, meeting and chairperson fees will be paid quarterly in arrears unless a non-executive director elects to be paid all or a portion of these fees in restricted stock units  Each non-executive director will have the option to elect to receive all or a portion of his/her annual retainer, meeting or chairperson fees in the form of restricted stock units.  If a non-executive director elects to receive all or a portion of his/her annual retainer, meeting or chairperson fees in the form of restricted stock units, then such restricted stock units will be granted in January of each year and the grant price will be based on the average of the closing prices of the Company’s common stock during the last two-week period in the month of grant.  These grants will vest on December 31 of the year of grant.  To calculate the number of restricted stock units to be granted, the Company estimates the number of meetings to be held during the year.  If a director attends more meetings than the number estimated, such additional fees will be paid in cash at the end of such year.  If a director attends fewer meetings than the number estimated, then such additional fees paid in restricted stock units will reduce the number of restricted stock units to be granted to such director the following year on a dollar for dollar basis.

If there are any changes in the Chairmanship of any Committee that results in excess fees having been paid to a director during any year, then such excess fees will reduce the number of restricted stock units to be granted to such director the following year on a dollar for dollar basis.  If such director no longer serves as a member of the Board in the following year, then the Compensation Committee may, in its discretion, require or waive the repayment of such excess fees.

Finally, new non-executive directors that are appointed or elected to the board will be granted a number of RSUs equal to $50,000 divided by the average of the closing prices of the Company’s common stock over the last two-week period in the month of such appointment or election, unless otherwise determined by the Compensation Committee.  Such grants will be made on the last day of the month in which the non-executive director joins the board and thirty-three, thirty-three and thirty-four percent of these RSUs shall vest on each of the first, second and third anniversaries of the date of grant, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: January 25, 2008	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Corporate Secretary